| AMD JOINT VENTURE ACCOUNTING TREATMENT | APRIL 29, 2016 1  The ATMP JV will be accounted for under the equity method of accounting after close.  AMD’s investment in the ATMP JV will be initially recorded at fair value on the balance sheet and going forward will be adjusted upwards or downwards based on our equity income or loss under the equity method of accounting.  Income Statement: A one-time gain will be recorded on AMD’s income statement related to the JV in Q2 2016. ― The gain recorded will represent excess of cash received over the net book value of the net assets disposed of, the excess of the fair value of retained interest in the JV over the net book value of the retained interest and net of transaction expenses. ― Such gain will be recorded below Operating Income (Loss), in the Other Income (Expense), net, line of our income statement.  Income Statement: Equity income (loss) of investee ― AMD’s share of 15% in the ATMP JV’s net income or loss will be recognized as part of the “Equity income (loss) of investee” line item in AMD’s income statement.  Balance Sheet ― Upon close, all accounts related to the ATMP JV on AMD’s consolidated balance sheet will be collapsed into one line called “Investment in ATMP Joint Venture,” a non-current asset. ― Assets and Liabilities held for sale will be reduced to zero. AMD’S ACCOUNTING TREATMENT OF THE SALE OF A MAJORITY OF THE EQUITY INTERESTS IN AMD TECHNOLOGIES (CHINA) CO. LTD. AND ADVANCED MICRO DEVICES EXPORT SDN. BHD.

| AMD JOINT VENTURE ACCOUNTING TREATMENT | APRIL 29, 2016 2 AMD STATEMENT OF OPERATIONS ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Millions except per share amounts and percentages) Three Months Ended June 25, 2016 Net revenue Cost of sales Gross margin Gross margin % Research and development Marketing, general and administrative Amortization of acquired intangible assets Restructuring and other special charges, net Licensing gain Operating income (loss) Interest expense Other income (expense), net Income (loss) before equity income (loss) and income taxes Equity income (loss) of investee Provision for income taxes Net income (loss) Net earnings (loss) per share

| AMD JOINT VENTURE ACCOUNTING TREATMENT | APRIL 29, 2016 3 AMD BALANCE SHEET ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Millions) June 25, 2016 Assets Current assets: Cash and cash equivalents Accounts receivable, net Inventories, net Prepayment and other - GLOBALFOUNDRIES Prepaid expenses Other current assets Total current assets Property, plant and equipment, net Investment in ATMP Joint Venture Goodwill Other assets Total Assets Liabilities and Stockholders' Equity (Deficit) Current liabilities: Short-term debt Accounts payable Payable to GLOBALFOUNDRIES Accrued liabilities Other current liabilities Deferred income on shipments to distributors Total current liabilities Long-term debt Other long-term liabilities Stockholders' equity (deficit): Capital stock: Common stock, par value Additional paid-in capital Treasury stock, at cost Accumulated deficit Accumulated other comprehensive loss Total Stockholders' equity (deficit) Total Liabilities and Stockholders' Equity (Deficit)